Exhibit (r)(3)

CONSENT OF CHATSWORTH SECURITIES LLC

We hereby consent to the reference to our Firm under the headings “Prospectus Summary — Purpose of the Rights Offering”, “Purpose of the Rights Offering” and “Table of Fees and Expenses” in the Prospectus Supplement of The New Ireland Fund, Inc. (the “Fund”) relating to the Prospectus filed as part of the Fund’s Registration Statement on Form N-2 (File No. 333-220436).

/s/ Chatsworth Securities LLC
Chatsworth Securities LLC

Greenwich, Connecticut

November 2, 2017